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                                                                    EXHIBIT 23.3


                              ACCOUNTANTS' CONSENT


The Board of Directors
PICO Holdings, Inc.


We consent to the incorporation by reference in the Registration Statements (Nos. 333-36881 and 333-32045) on Forms S-8 of PICO Holdings, Inc. of our report dated March 17, 1998 relating to the consolidated statement of financial position of Global Equity Corporation as at December 31, 1997, and the related consolidated statements of operations, deficit and changes in financial position for the year then ended, which report appears in the annual report on Form 10-K of PICO Holdings, Inc. dated March 31, 1998.


KPMG
Chartered Accountants


Toronto, Canada
March 31, 1998